UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PETRÓLEO BRASILEIRO S.A. - PETROBRAS (Exact name of registrant as specified in its charter) BRAZILIAN PETROLEUM CORPORATION – PETROBRAS (Translation of registrant’s name into English)	PETROBRAS GLOBAL FINANCE B.V. (Exact name of registrant as specified in its charter) Not Applicable (Translation of registrant’s name into English)
FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	THE NETHERLANDS (Jurisdiction of Incorporation or Organization)
Avenida República do Chile, 65 20031-912 – Rio de Janeiro – RJ, Brazil (Address of principal executive offices)	Weena 762 3014 DA Rotterdam The Netherlands (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-239714 and 333-239714-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.093% Global Notes due 2030 (the “2030 Notes”)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the New Securities” on pages 28 through 41 of the Exchange Offer Prospectus dated August 17, 2020, included in the Registration Statement on Form F-4 of Petrobras Global Finance B.V. (the “Company” or “PGF”) and Petróleo Brasileiro S.A.—Petrobras (“Guarantor” or “Petrobras”) (Registration Nos. 333-239714 and 333-239714-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to the New Securities”, “Description of the New Securities” and “Description of the Guaranty” on pages 12 through 14, 28 through 41 and 42 through 48, respectively, of the Exchange Offer Prospectus of the Company and the Guarantor, dated August 17, 2020, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

99 (A). Form of Exchange Offer Prospectus included in the Registration Statement on Form F-4 filed with the SEC by the Company and the Guarantor on July 6, 2020 (as amended on July 28, 2020) (Registration Nos. 333-239714 and 333-239714-01) (incorporated by reference to the Registration Statement on Form F-4, filed with the SEC on July 6, 2020 (as amended on July 28, 2020) (File No. 333-239714)).

99 (B). Exchange Offer Prospectus dated as of August 17, 2020, filed by the Company and the Guarantor with the SEC pursuant to Rule 424(b)(3) on August 17, 2020 (incorporated by reference to the Exchange Offer Prospectus, filed with the SEC on August 17, 2020 (File No. 333-239714).

99 (C). Indenture, dated as of September 18, 2019, among the Company, Petrobras, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg transfer agent and paying agent, relating to the 5.093% global notes due 2030 (incorporated by reference to Exhibit 4.75 to the Registration Statement on Form F-4 of Petrobras, filed with the SEC on July 6, 2020 (as amended on July 28, 2020) (File No. 333-239714)).

99 (D). Guaranty for the 5.093% global notes due 2030, dated as of September 18, 2019, between Petrobras and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.73 to the Registration Statement on Form F-4, filed with the SEC on July 6, 2020 (as amended on July 28, 2020) (File No. 333-239714)).

99 (E). Form of 5.093% global notes due 2030 (incorporated by reference to Exhibit 4.74 to the Registration Statement on Form F-4, filed with the SEC on July 6, 2020 (as amended on July 28, 2020) (File No. 333-239714)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRÓLEO BRASILEIRO S.A—PETROBRAS (Registrant)

By:	/s/Guilherme Rajime Takahashi Saraiva
Name: Guilherme Rajime Takahashi Saraiva Title: Attorney in Fact
By:	/s/Adriana Fernandes de Brito
Name: Adriana Fernandes de Brito Title: Attorney in Fact
PETROBRAS GLOBAL FINANCE B.V. (Registrant)

By:	/s/ Guilherme Rajime Takahashi Saraiva
Name: Guilherme Rajime Takahashi Saraiva Title: Managing Director A

By:	/s/ João Lossio Pereira dos Reis
Name: João Lossio Pereira dos Reis Title: Managing Director B

September 17, 2020

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99 (A).	Form of Exchange Offer Prospectus included in the Registration Statement on Form F-4 filed with the SEC by the Company and the Guarantor on July 6, 2020 (as amended on July 28, 2020) (Registration Nos. 333-239714 and 333-239714-01) (incorporated by reference to the Registration Statement on Form F-4, filed with the SEC on July 6, 2020 (as amended on July 28, 2020) (File No. 333-239714)).
99 (B).	Exchange Offer Prospectus dated as of August 17, 2020, filed by the Company and the Guarantor with the SEC pursuant to Rule 424(b)(3) on August 17, 2020 (incorporated by reference to the Exchange Offer Prospectus, filed with the SEC on August 17, 2020 (File No. 333-239714).
99 (C).	Indenture, dated as of September 18, 2019, among the Company, Petrobras, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg transfer agent and paying agent, relating to the 5.093% global notes due 2030 (incorporated by reference to Exhibit 4.75 to the Registration Statement on Form F-4 of Petrobras, filed with the SEC on July 6, 2020 (as amended on July 28, 2020) (File No. 333-239714)).
99 (D).	Guaranty for the 5.093% global notes due 2030, dated as of September 18, 2019, between Petrobras and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.73 to the Registration Statement on Form F-4, filed with the SEC on July 6, 2020 (as amended on July 28, 2020) (File No. 333-239714)).
99 (E).	Form of 5.093% global notes due 2030 (incorporated by reference to Exhibit 4.74 to the Registration Statement on Form F-4, filed with the SEC on July 6, 2020 (as amended on July 28, 2020) (File No. 333-239714)).